Exhibit 5.1

SHEARMAN & STERLING LLP

599 LEXINGTON AVENUE—NEW YORK—NY—10022-6069

WWW.SHEARMAN.COM—T +1.212.848.4000—F +1.212.848.7179

April 28, 2006

Vonage Holdings Corp.
23 Main Street
Holmdel, NJ 07733

Vonage Holdings Corp.
Initial Public Offering of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to Vonage Holdings Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (File No. 333-131659) with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's common stock, par value $0.001 per share (the "Shares"). The Shares are to be sold by the Company pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

        In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

          (a)   The registration statement on Form S-1 (Registration No. 333-131659) filed by the Company under the Securities Act with the Commission on February 8, 2006, and each amendment thereto (the registration statement, as so amended, being hereinafter referred to as the "Registration Statement").

          (b)   The form of restated certificate of incorporation and by-laws of the Company, to be filed with the Secretary of State of the State of Delaware prior to the issuance of the shares.

          (c)   Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

        In our review, we have assumed:

          (a)   The genuineness of all signatures.

ABU DHABI—BEIJING—BRUSSELS—DÜSSELDORF—FRANKFURT—HONG KONG—LONDON—MANNHEIM—MENLO PARK
MUNICH—NEW YORK—PARIS—ROME—SAN FRANCISCO—SÃO PAULO—SINGAPORE—TOKYO—TORONTO—WASHINGTON, DC

        SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS
OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

          (b)   The authenticity of the originals of the documents submitted to us.

          (c)   The conformity to authentic originals of any documents submitted to us as copies.

          (d)   As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

        We have not independently established the validity of the foregoing assumptions.

        Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

        Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when the Shares are issued and delivered by the Company to the purchasers thereof against payment of the consideration therefor as set forth in the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

        We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                            Respectfully yours,

                            /s/ Shearman & Stearling LLP

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